UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2024

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of registrant’s principal executive office) (Zip code)

+61-03-9882-0780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2024, Propanc Biopharma, Inc. (the “Company”) entered into a Maturity Extension Agreement (the “Extension Agreement”) with Ionic Ventures, LLC (the “Ionic”), pursuant to which the Ionic agreed to extend the maturity date of original 10% OID Promissory Note issued on August 15, 2023 (the “Original Note”) to September 30, 2024. The maturity date of the Original Note shall be amended retroactively as of November 15, 2023 and both the Company and Ionic acknowledged and agreed that no event of default shall be deemed to have occurred solely by virtue of the Company failing to pay all principal and interest on or before November 15, 2023. All other terms of the Original Note shall continue in full force and effect after the date of the Extension Agreement

The foregoing description of the Extension Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Extension Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Extension Agreement above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Maturity Extension Agreement dated May 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2024	PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	Chief Executive Officer and Chief Financial Officer